As filed with the Securities and Exchange Commission on July 24, 2019

Registration No. 333-231127

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM F-3

REGISTRATION STATEMENT UNDER SECURITIES ACT OF 1933

LUOKUNG TECHNOLOGY CORP.

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

LAB 32, SOHO 3Q, No 9, Guanghua Road

Chaoyang District

Beijing

People’s Republic of China, 100020 (86) 10-85866721

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Worldwide Stock Transfer LLC

One University Plaza, Suite 505

Hackensack, New Jersey 07601

(201) 820-2008

((Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

William N. Haddad, Esq.

Venable LLP

1270 Avenue of the Americas

New York, New York 10020

(212) 307-5500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to general Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum aggregate price per unit	Proposed maximum aggregate offering price		Amount of registration fee

Ordinary shares, par value 0.01per share	96,485,796	(1)	$6.44	$621,368,526	(2)	$75,309.87
Total Fee due						$75,309.87	(3)

(1)	The securities registered also include such indeterminate number of ordinary shares pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar anti-dilutive transactions.

(2)	The offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act with respect to the ordinary shares registered hereunder, based upon the price of $6.44, which was the average of the high and low prices reported on the Nasdaq Global Select Market on April 25, 2019.

(3)	Previously Paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these ordinary shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these ordinary shares, and it is not soliciting an offer to buy these ordinary shares in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 24, 2019

PROSPECTUS

95,950,798 Ordinary Shares

LUOKUNG TECHNOLOGY CORP.

This prospectus relates to the registration of the resale by the selling shareholders of 95,950,798 ordinary shares, $0.01 par value, of Luokung Technology Corp., a company incorporated under the laws of the British Virgin Islands (“Company”), by the selling shareholders set forth herein that were issued by the Company prior to the effective date of the registration statement of which this prospectus is a part. The resale of such shares by the selling shareholders pursuant to this prospectus is referred to as the “Offering.”

We will not receive any of the proceeds from the sale of ordinary shares by the selling shareholders.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution.”

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “LKCO.” On July 23, 2019, the last reported sale price of our ordinary shares on the Nasdaq Capital Market was $9.15 per share. As of July 23, 2019, the aggregate market value of our issued and outstanding ordinary shares held by non-affiliates was $877,949,801 based on 200,317,558 issued and outstanding ordinary shares and 1,000,000 preferred shares, of which 95,950,798 ordinary shares are held by non-affiliates, and a per share price of $9.15 which was the closing sale price of our ordinary shares as quoted on the Nasdaq Capital Market on July 23, 2019. We have not offered any securities pursuant to General Instruction I.B.5. of Form F-3 during the prior 12 calendar month period that ends on and includes the date hereof.

INVESTING IN OUR ORDINARY SHARES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” ON PAGE 4, AS WELL AS THE RISKS DISCUSSED UNDER THE CAPTION “RISK FACTORS” IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 24, 2019

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and any underwriter or agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

i

PROSPECTUS INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission. Under that registration statement, the selling shareholders may offer from time to time our ordinary shares in one or more offerings.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

In this prospectus, unless we indicate otherwise, “we,” “us,” “our,” “the Company” and “Luokung” refer to Luokung Technology Corp., as consolidated with its various subsidiaries.

BUSINESS DESCRIPTION

LUOKUNG TECHNOLOGY CORP.

We are a holding company and conduct our operations through our wholly-owned subsidiary named LK Technology Ltd., a company incorporated under the laws of the British Virgin Islands(“LK Technology”), and its wholly-owned subsidiaries, MMB Limited and its respective subsidiaries, which possess two core brands “Luokuang” and “SuperEngine”. “Luokuang” is a mobile application to provide Business to Customer (B2C) location-based services and “SuperEngine” provides Business to Business (B2B) and Business to Government (B2G) services in connection with spatial-temporal big data processing.

We are a China-based provider of location-based services and mobile application products for long distance travelers in China. Our primary mobile application, the Luokuang platform, consists of the Luokuang mobile applications, a series of supporting software at the server end, and rail-Wi-Fi hardware and equipment on the trains that we serve. The LuoKuang platform incorporates technologies covered by 22 patents and about 34 software copyrights, and serves as a content and service distribution platform that is tailored for particular travel stages featuring geographic location and social interactions. The content and services distributed by Luokuang contain information, entertainment, travel, e-commerce, online to offline (“O2O”), advertisement and other marketing features.

Luokuang mainly provides personalized and targeted services to long distance travelers in two locations: on the train and at the destination. Based on the travel environment, the core elements of our users’ needs include staving off boredom on trains and discovering and exploring new locations upon arrival. The main services contain entertainment services (videos and audio, digital readings, games specific and tailored to the travel stage) and social services (satisfying the demand for value discovery of unfamiliar destinations through social interaction among strangers based on locations). As of December 31, 2018, the Luokuang platform featured about 51 million users.

We use the most valuable Wi-Fi location—the train Wi-Fi setting—as the entrance of our Luokuang platform and mobile applications. Passengers typically ride trains for long-distance and inter-provincial travel purposes. The long periods of monotonous journeys and the cost concerns for roaming traffic fees enable the combination of entertainment content service needs and Wi-Fi access needs. Our rail-Wi-Fi becomes a valuable and sophisticated Wi-Fi service in this setting—not just Wi-Fi connection service, but a provider of sophisticated services through a Wi-Fi connection. We do not define ourselves as a train Wi-Fi communication service operator but as a long-distance travel mobile service and location-based service provider. The rail Wi-Fi is our access point to a significant pool of users and the entrance to acquiring additional users.

The recommender services focus on providing targeted push services to users while travelling in unfamiliar cities. Local information and guidance service are precisely pushed according to individual user’s interest and taste, including restaurants, entertainment, living styles, local snacks, local products, scenic spots, cultural history and stories. The guidance service is User Generated Content which is shared and distributed by individual users including travelers, local residents and local businesses.

In June 2018, China Railway Gecent Technology Co., Ltd. (or “Gecent”) (established jointly by China Railway Investment Co., Ltd., Geely Holding Group and Tencent Holdings Ltd.) obtained the exclusive right to build and operate on train Wi-Fi for all the High-speed trains in China. It provides a full-travelling service including on train Wi-Fi, entertainments, news, online meals order, online specialty retailer and connecting travel. As the pathfinder in on-train Wi-Fi market in China, we have accumulated great experiences and resources in construction and operation on train Wi-Fi on express trains in China, which enable us to cooperate with Gecent to provide location-based services through the provision of our map SDKs (Software Development Kit) and APIs (Application-programming Interface), including services at train stations covering navigation and OTO services, and to provide movie content SDK, movie copyrights and operating services to the users of Gecent’s mobile application. Through the cooperation with Gecent, we are able to expand our services to more valuable high-speed train passengers, while the high-speed train Wi-Fi in China will cover about 3 billion passenger trips till the year of 2020.

Through the acquisition of Superengine Holding Limited (“Superengine”), we obtained patented technologies in spatial-temporal big data indexing, storage, transmission and visualization that can support the full vector maps without tile, which can be effectively applied to HD maps, location-based services, smart cities, intelligent transportation systems, mapping and surveying, remote sensing and monitoring. We possess fifteen patents and nine patent application rights in U.S., Europe, Japan and China. Our graphics processing system is a thousand times more efficient than competing technologies in querying, retrieving, transmitting and rendering graphical information, and allowing TB (Terabyte) sized data to be released in seconds, which enable our customers to obtain real-time operational intelligence by harnessing the value of their database.

Other Recent Events

We are a holding company and conduct our operations through our wholly-owned subsidiary named LK Technology Ltd., a company incorporated under the laws of the British Virgin Islands(“LK Technology”), and its wholly-owned subsidiaries, MMB Limited and its respective subsidiaries, which possess two core brands “Luokuang” and “SuperEngine”. “Luokuang” is a mobile application to provide Business to Customer (B2C) location-based services and “SuperEngine” provides Business to Business (B2B) and Business to Government (B2G) services in connection with spatial-temporal big data processing. In May 2010, we consummated an initial public offering of our American Depository Shares, or ADSs, for gross proceeds of $16 million, and our ADSs were listed on the NASDAQ Capital Market under the ticker symbol “KONE”. On August 17, 2018, we completed the transactions contemplated by the Asset Exchange Agreement (“AEA”) with C Media Limited (“C Media”) entered into on January 25, 2018. On August 20, 2018, we changed our name to Luokung Technology Corp., our American Depository Shares (“ADSs”) were voluntarily delisted from the NASDAQ Capital Market on September 19, 2018 and on January 3, 2019 our ordinary shares started trading on NASDAQ under the ticker symbol “LKCO”.

On August 17, 2018, we consummated an asset exchange transaction, pursuant to which we exchanged all issued and outstanding capital stock in Topsky Info-Tech Holdings Pte Ltd., the parent of Xi’an Softech Co., Ltd, for the issued and outstanding capital stock of LK Technology (the “Asset Exchange”). In connection with the Asset Exchange, we changed our name on August 20, 2018, and on September 20, 2018, issued to the shareholders of C Media Limited, the former parent of LK Technology, (i) 185,412,599 of our ordinary shares, par value $0.01 per share and (ii) 1,000,000 of our preferred shares. Upon the consummation of the Asset Exchange, we ceased our previous business operations and became a company focused on the provision of location-based service and mobile application products for long distance rail travelers in China.

On August 25, 2018, LK Technology entered into a Stock Purchase Agreement (the “Agreement”) with the shareholders of Superengine, a limited liability company organized under the laws of the British Virgin Islands, pursuant to which LK Technology acquired all of the issued and outstanding capital stock of Superengine for an aggregate purchase price of US$60 million (the “Purchase Price”), which are paid by the issuance of our Ordinary Shares in an amount equal to the quotient of (x) the Purchase Price divided by (y) the average of the closing prices of the Ordinary Shares on the NASDAQ Capital Market over the 12 months period preceding July 31, 2018. We are a party to the Agreement in connection with the issuance of the Ordinary Shares and certain other limited purposes.

Corporate Information

Our principal executive offices are located at LAB32, SOHO 3Q, No 9, Guanghua Road, Chaoyang District, Beijing, People’s Republic of China 100020.   Our website is www.luokung.com.  We routinely post important information on our website.  The information contained on our website is not a part of this annual report.

Our agent for service of process in the United States is Worldwide Stock Transfer, LLC, the current transfer agent of the Company, with a mailing address of One University Plaza, Suite 505, Hackensack, New Jersey 07601.

RISK FACTORS

An investment in our ordinary shares involves risk. Before you invest in ordinary shares issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

●	the information contained in or incorporated by reference into this prospectus;

●	the risks described in page 3 to page 19 of our Annual Report on Form 20-F, filed on April 24, 2019, for our most recent fiscal year, which are incorporated by reference into this prospectus; and

●	other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC.

The risk factors related to our business contained in or incorporated by reference into this prospectus comprise the material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

Going Concern Note

The Company’s consolidated financial statements that are incorporated by reference have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities during the normal course of operations. The Company incurred losses from operations of $10,819,852, $6,871,542 and $12,283,219 for the years ended December 31, 2018, 2017 and 2016, respectively. As of December 31, 2018, the Company had cash of $1,192,218 and a working capital deficit of $2,195,377. These conditions indicate the existence of substantial doubt over the Company’s ability to continue as a going concern. In order to alleviate the substantial doubt, the Company intend to meet the cash requirements for the next 12 months from the issuance date of this report through a combination of debt and equity financing such as by way of private placements.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about our Company and industry and involve risks and uncertainties. All statements other than statements of historical fact in this prospectus are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigations Reform Act of 1995.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

●	our future business development, results of operations and financial condition;

●	expected changes in our net revenues and certain cost or expense items;

●	our ability to attract and retain customers; and

●	trends and competition in the spatial-temporal big-data processing and interactive location-based services market.

You should read this annual report and the documents that we refer to in this annual report and have filed as exhibits to this annual report completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this annual report discuss factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this annual report relate only to events or information as of the date on which the statements are made in this annual report. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

This prospectus relates to our ordinary shares that may be offered and sold from time to time by the selling shareholders. We will receive no proceeds from the sale of our ordinary shares by the selling shareholders in this Offering. The proceeds from the sales will belong to the selling shareholders.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2018. You should read this table in conjunction with our consolidated financial statements and the related notes included in our annual report on Form 20-F for the year ended December 31, 2018, which are incorporated by reference herein.

The capitalization table does not include pro-forma adjustments for the number of shares which are being registered on the registration statement of which this prospectus is a part and may be sold under the prospectus, because the full number of shares that may be sold cannot be specifically determined as it will be based on the market price of an ordinary share from time to time when puts are made by the Company.

As of December 31, 2018
USD$
Long term borrowings	244,755
Shareholders’ equity:
Preferred Shares ($0.01 par value; 1,000,000 shares authorized, issued and outstanding)	10,000
Ordinary Shares ($0.01 par value; 250,000,000 shares authorized; 199,317,558 shares issued and outstanding)	1,993,176
Additional paid in capital	102,125,814
Accumulated deficit	(41,863,694)

Accumulated other comprehensive loss	835,463
Total Luokung Technology Corp. shareholders’ equity	63,100,759

Total equity	63,100,759
Total capitalization	63,345,514

SELLING SHAREHOLDERS

This prospectus relates to the resale from time to time by the selling shareholders named in the table below

This table is prepared based on information supplied to us by the selling shareholders, and reflects holdings as of July 23, 2019. As used in this prospectus, the term “selling shareholders” includes the selling shareholders set forth below and any donees, pledgees, transferees, or other successors-in-interest selling shares received after the date of this prospectus from the selling shareholders as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Maximum Number of Ordinary Shares to be Offered” pursuant to this prospectus” represents all of the ordinary shares the selling shareholders may offer under this prospectus. The selling shareholders may sell some, all or none of its shares offered by this prospectus. We do not know how long the selling shareholders will hold the shares before selling them, and we currently have no agreements, arrangements, or understandings with the selling shareholders regarding the sale of any of the ordinary shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes ordinary shares with respect to which the selling shareholders has voting and investment power.

	Number of Ordinary shares Owned Prior to Offering	Maximum Number of Ordinary Shares to be Offered	Number of Ordinary Shares Owned after Offering
Name of Selling Shareholders	Number	Percent (1)	Number (1)	Percent
Benjamin Empire Limited (2)	11,266,796	5.60%	-	-
Reach Smart International Limited (2)	10,487,932	5.21%	-	-
Geely Group Limited (2)	6,962,832	3.46%	-	-
Max Nova Holdings Limited(2)	6,075,696	3.02%	-	-
China Media Technology Inc. (2)	4,919,138	2.44%	-	-
Sijie Wang (2)	4,339,960	2.16%	-	-
Venture Link Assets (2)	4,067,672	2.02%	-	-
Mok Ah Wing (2)	111,167	0.06%	-	-
Li, Po Sang (2)	4,168,761	2.07%	-	-
Perfect Go Development Corporation (2)	4,084,288	2.03%	-	-
Abyss Delight Limited (2)	2,754,379	1.37%	-	-
Perfect Victory Enterprises Corporation (2)	2,249,670	1.12%	-	-
Yuan Ma (2)	1,856,488	0.92%	-	-
Shi Family 2018 Trust (2)	1,500,754	0.75%	-	-
Longriver Trust (2)	1,427,973	0.71%	-	-
Point Excellent International Limited (2)	1,389,587	0.69%	-	-
Utmost Vantage Ventures Limited (2)	1,278,420	0.64%	-	-
Winplus Global Limited (2)	1,052,480	0.52%	-	-
Kening Chen (2)	1,029,324	0.51%	-	-
Honbridge Holdings Limited (3)	2,000,000	0.99%	-	-
ARM Pacific GP Holdings Limited (2)	1,000,000	0.50%	-	-
Peilan Song (2)	910,555	0.45%	-	-
He, Xuechu (2)	889,772	0.44%	-	-
Ku, Wai Kwan (2)	819,305	0.41%	-	-
HuaXun International Group Limited (2)	725,167	0.36%	-	-
Peninsula Resources Limited (2)	719,506	0.36%	-	-
Raleigh Investment Group Limited (2)	694,794	0.35%	-	-
Saturn Glory Co., Ltd. (2)	641,878	0.32%	-	-
Jinmin Gao (2)	588,185	0.29%	-	-
Qingmei Luo (2)	572,010	0.28%	-	-
Changbing Wang (2)	514,662	0.26%	-	-
Sung Chai (2)	500,251	0.25%	-	-
Yu Sheng Li (2)	497,387	0.25%	-	-
Deluno Black Limited (2)	454,447	0.23%	-	-
Dianming Lin (2)	406,719	0.20%	-	-
Kunxiang Zhou (2)	394,441	0.20%	-	-
Mang, Yan (2)	346,918	0.17%	-	-
Chu Wang (2)	311,513	0.15%	-	-
Qi Zhang (2)	302,848	0.15%	-	-

	Number of Ordinary shares Owned Prior to Offering	Maximum Number of Ordinary Shares to be Offered	Number of Ordinary Shares Owned after Offering
Name of Selling Shareholders	Number	Percent (1)	Number (1)	Percent
Liangbing Yu (2)	277,917	0.14%	-	-
Yanling Wu (2)	263,888	0.13%	-	-
Dan Wang (2)	216,329	0.11%	-	-
Richform Investment Limited (2)	206,805	0.10%	-	-
Xiaorong Qu (2)	200,000	0.10%	-	-
Hamilton Group Limited(2)	163,201	0.08%	-	-
Lin Wu (2)	157,098	0.08%	-	-
Jie Zhang (2)	143,901	0.07%	-	-
Tin, Wa (2)	138,959	0.07%	-	-
Jiaying Fu (2)	138,959	0.07%	-	-
Hu, Yuxi (2)	138,959	0.07%	-	-
Ng, Shuk Kwan (2)	138,959	0.07%	-	-
Ye Feng (2)	138,959	0.07%	-	-
Guoliang Zhang (2)	132,105	0.07%	-	-
Guanghao Zhou (2)	132,105	0.07%	-	-
Xiaojun Lin (2)	124,144	0.06%	-	-
Yan Shi (2)	113,118	0.06%	-	-
Wei Wei (2)	111,167	0.06%	-	-
Qinghong Cai (2)	100,050	0.05%	-	-
Weihui Zhang (2)	100,000	0.05%	-	-
Zhu, Deyi (2)	100,000	0.05%	-	-
Jianwei Tan (2)	97,978	0.05%	-	-
Dennis Michael Galgano (2)	75,796	0.04%	-	-
Shan Gao (2)	71,703	0.04%	-	-
Zhijian Su (2)	66,052	0.03%	-	-
Jinyan Zheng (2)	55,583	0.03%	-	-
Tingting Xun (2)	50,025	0.02%	-	-
Wei Wu (2)	45,023	0.02%	-	-
Jianfeng Zhu (2)	40,683	0.02%	-	-
Hui Wang (2)	32,901	0.02%	-	-
Mario Andreas Feuerstein (2)	30,880	0.02%	-	-
Huizhi Zhang (2)	30,372	0.02%	-	-
Baoping Ji (2)	30,000	0.01%	-	-
GC Capital Partners Limited (2)	27,792	0.01%	-	-
Muhong Chen (2)	27,792	0.01%	-	-
Qian Wang (2)	23,085	0.01%	-	-
Xiaofeng Guo (2)	8,837	0.00%	-	-
Caixia Zhao (2)	2,779	0.00%	-	-
Chunyang Li (2)	2,779	0.00%	-	-
Jianfen Xue (2)	700,000	0.35%	-	-
Treasure Zeal Limited (2)	6,830,440	3.39%	-	-
Tao Shuo (2)	20,000	0.01%	-	-
Yang Guoliang (2)	30,000	0.01%	-	-
Richever Limited (2)	100,000	0.05%	-	-
Total	95,950,798	47.66%	-	-

(1)	Assumes the sale of all ordinary shares being offered pursuant to this prospectus.

(2)	The shareholder received these shares upon the closing on August 17, 2018 of the Asset Exchange Agreement, by and between the Company and C Media, pursuant to which the Company agreed to purchase all of the capital stock and equity interests of the Company, together with its wholly-owned subsidiaries MMB Limited and Mobile Media (China) Limited and all their respective subsidiaries, from C Media in exchange for (i) 185,412,599 ordinary shares of the Company, par value $0.01 per share, (ii) 1,000,000 preferred shares of the Company and (iii) all of the issued and outstanding capital stock or equity interests of the Company’s subsidiary, Topsky Info-Tech Holdings Pte Ltd., and its wholly-owned subsidiary Xi’an Softech Co., Ltd., including all entities effectively controlled by Xi’an Softech Co., Ltd. through contractual arrangements and variable business entities (the “Transaction”). The Asset Exchange Agreement was filed with the SEC on April 10, 2018 as an exhibit to Form 6-K.

(3)	On January 16, 2019 the shareholder agreed to purchase 2,000,000 shares pursuant to a Securities Purchase Agreement at a price of $6 per share 1,000,000 of such shares have been paid for and 1,000,000 of these shares are to be issued and paid for once this registration statement is declared effective. The Securities Purchase Agreement was filed with the SEC on January 17, 2019 as an exhibit to a Form 6-K.

PLAN OF DISTRIBUTION

The selling shareholders, including any of their donees, pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at market prices prevailing at the time of sale, prices related to prevailing market prices, fixed prices or negotiated prices. The selling shareholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the ordinary shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	exchange distributions in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlements of short sales;

●	transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such ordinary shares at a stipulated price per security;

●	writings or settlements of options or other hedging transactions, whether through an options exchange or otherwise;

●	combinations of any such methods of sale; or

●	any other methods permitted pursuant to applicable law.

The selling shareholders may also sell ordinary under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of ordinary shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the ordinary shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of ordinary shares offered by this prospectus, which ordinary shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the ordinary shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the ordinary shares.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the ordinary shares.

In addition, any ordinary shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

We have agreed to keep this prospectus effective until the earlier of (i) the date on which the ordinary shares may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) the sale of all of the ordinary shares pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale ordinary shares will be sold only through registered or licensed brokers or dealers if required under applicable state ordinary shares laws. In addition, in certain states, the resale ordinary shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale ordinary shares may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of ordinary shares of the ordinary shares by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SHARE CAPITAL

As of the date of this prospectus, our memorandum of association and articles of association authorize the issuance of up to a maximum of 251,000,000 shares, which are designated as (i) 250,000,000 of ordinary shares of which 200,317,558 ordinary shares are issued and outstanding, and (ii) 1,000,000 preferred shares of which 1,000,000 preferred shares are issued and outstanding, in each case with the rights, preferences and privileges as set out in the memorandum and articles of association of the Company.

The following is a summary of the material provisions of our ordinary shares and our memorandum of association and articles of association.

Ordinary Shares

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Holders of our ordinary shares who are non-residents of the British Virgin Islands may freely hold and vote their shares.

Subject to the memorandum and articles of association (and, for greater clarity, without prejudice to any special rights conferred thereby on the holders of any other shares), an Ordinary Share of the Company confers on the holder:

(a)	the right to one vote at a meeting of the members or on any resolution of members;

(b)	the right to an equal share in any distribution paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on a winding up.

Subject to the memorandum and articles of association (and, for greater clarity, without prejudice to any special rights conferred thereby on the holders of any other shares), a Preferred Share of the Company confers on the holder:

(a)	the right to 399 votes at a meeting of the members or on any resolution of members;

(b)	the right to an equal share in any distribution paid by the Company;

(c)	the right to an equal share in the distribution of the surplus assets of the Company on a winding up;

(d)	be freely transferable, in whole or in part, by Mr. Xuesong Song to any third party through one or more Private Transactions, subject to Applicable Law; and

(e)	be freely transferable, in whole or in part, by Mr. Xuesong Song to any third party through one or more Public Transactions, subject to Applicable Law and Automatic Conversion of such Preferred Share(s) into Ordinary Share(s).

Each Preferred Share shall be automatically converted at any time after issue and without the payment of any additional sum into an equal number of fully paid Ordinary Shares upon the conclusion of any transfer by Mr. Xuesong Song to any third party through one or more Public Transactions.

EXPENSES

We are paying all of the expenses of the registration of our ordinary shares under the Securities Act, including, to the extent applicable, registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel. We estimate these expenses to be approximately $110,309.87 which at the present time include the following categories of expenses:

SEC registration fee	$75,309.87

Legal fees and expenses	$25,000

Accounting fees and expenses	$10,000

Total	$110,309.87

In addition, we anticipate incurring additional expenses in the future in connection with the offering of our ordinary shares pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

LEGAL MATTERS

The validity of the ordinary shares offered by this prospectus will be passed upon for us by Conyers Dill & Pearman 29th Floor, One Exchange Square, 8 Connaught Place, Central, Hong Kong.

EXPERTS

The consolidated financial statements as of December 2018 and 2017 and for the fiscal years ended December 31, 2018, 2017 and 2016 incorporated by reference into this prospectus have been audited by Moore Stephens CPA Limited, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated by reference in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Federal securities laws require us to file information with the SEC concerning our business and operations. Accordingly, we file annual, quarterly and current reports with the SEC. You may read and copy any document we file at the SEC’s public reference rooms, including those located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the ordinary shares being offering under this prospectus. This prospectus, which is a part of that registration statement, does not include all the information contained in the registration statement and its exhibits. For further information with respect to our Company and the ordinary shares, you should consult the registration statement and its exhibits. Statements contained in this prospectus concerning the provisions of any documents are summaries of those documents, and we refer you to the document filed with the SEC for more information. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement are available for inspection and copying as described above.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” certain information we file with them in this prospectus. This means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information. Further, all filings we make under the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus. The following documents filed by us with the SEC and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made prior to the termination of this offering are incorporated by reference:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, filed on April 24, 2019;

●	our Form 6-K filed on July 9, 2019;

●	the description of the ordinary shares contained in our Registration Statement on Form 8-A, filed on May 7, 2010 (SEC File No. 001-34738), and any other amendment or report filed for the purpose of updating such description.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. Reports we file with the SEC after the date of this prospectus may also contain information that updates, modifies or is contrary to information in this prospectus or in documents incorporated by reference in this prospectus. Investors should review these reports as they may disclose a change in our business, prospectus, financial condition or other affairs after the date of this prospectus.

We will also provide paper copies of our filings free of charge upon written or oral request. You can request a free copy of the above filings or any filings subsequently incorporated by reference into this prospectus by writing or calling us at:

Luokung Technology Corp.
Attention: Investor Relations
LAB 32, SOHO 3Q, No 9, Guanghua Road
Chaoyang District, Beijing
People’s Republic of China, 100020 (tel.) (86) 10-85866721

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated in the British Virgin Islands to take advantage of certain benefits associated with being a British Virgin Islands company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services

However, certain disadvantages accompany incorporation in the British Virgin Islands. These disadvantages include:

●	the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and

●	British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Article 157 of our Articles of Association requires that differences arising between the Company and any member in respect of the true intent and construction or the incidence or consequences of the articles or the BVI Business Companies Act, touching anything done or executed, omitted or suffered in pursuance of the BVI Business Companies Act or touching any breach or alleged breach or otherwise relating to the premises or to the articles or to the BVI Business Companies Act or other BVI law affecting the Company or to any of the affairs of the Company, be referred to arbitration.  Other than with respect to disputes of the type set out in  Article 157, arbitration is not stated to be the means for resolving matters with our shareholders.  This provision does not apply to claims made under the federal securities laws of the United States.

Substantially all of our current operations are conducted in China, and substantially all of our assets are located in China. The majority of our directors and officers are nationals or residents of jurisdictions other than the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon such persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have been informed by Conyers Dill & Pearman our counsel as to British Virgin Islands law, that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically enforceable in the British Virgin Islands. We have also been advised by Conyers Dill & Pearman that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the Supreme Court of the British Virgin Islands under the common law doctrine of obligation. This type of action should be successful upon proof that the sum of money is due and payable, without having to prove the facts supporting the underlying judgment, as long as:

●	the foreign court issuing the judgment had jurisdiction in the matter and we either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process; and

●	the judgment was not contrary to public policy in the British Virgin Islands, was not obtained by fraud or in proceedings contrary to the natural justice of the British Virgin Islands, and was not based on an in British Virgin Islands law.

A British Virgin Islands court may impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of the British Virgin Islands against us or these persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under British Virgin Islands law.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the ordinary shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

LUOKUNG TECHNOLOGY CORP.

Up to

95,950,798 Ordinary Shares

PROSPECTUS

____________, 2019

WE HAVE NOT AUTHORIZED ANY DEALER, SALES PERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER OF THESE ORDINARY SHARES IN ANY STATE WHERE AN OFFER IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE OF THIS PROSPECTUS AND YOU SHOULD NOT ASSUME THAT THIS PROSPECTUS IS ACCURATE AS OF ANY OTHER DATE.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors And Officers

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under our Memorandum and Articles of Association, we may indemnify our directors, officers, liquidators and agents against expenses (including legal fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with legal, administrative or investigative proceedings to which they are a party or are threatened to be made a party by reason of their acting as our directors, officers, liquidators or agents. To be entitled to indemnification, these persons must have acted honestly and in good faith and in the best interest of our company, and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Item 9. Exhibits

No.	Description
1.1	Amended and Restated Memorandum of Association and Articles of Association of Luokung Technology Corp., dated August 20, 2018, and as currently in effect[1]

5.1	Opinion of Conyers Dill & Pearman

23.1	Consent of Conyers Dill & Pearman (included in Exhibit 5)

23.2	Consent of Moore Stephens CPA Limited

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

[1]	Incorporated by reference to Exhibit 1.1 of the Annual Report 20-F (file no. 001-34738) filed with the Securities and Exchange Commission on April 24, 2019.

Item 10. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of ordinary shares offered (if the total dollar value of ordinary shares offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the ordinary shares offered therein, and the offering of such ordinary shares at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the ordinary shares being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of ordinary shares in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the ordinary shares in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the ordinary shares, the undersigned Registrant undertakes that in a primary offering of ordinary shares of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the ordinary shares to the purchaser, if the ordinary shares are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such ordinary shares to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its ordinary shares provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the ordinary shares offered therein, and the offering of such ordinary shares at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the ordinary shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 will be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the ordinary shares offered therein, and the offering of such ordinary shares at that time will be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, the People’s Republic of China, on this 24th day of July, 2019.

LUOKUNG TECHNOLOGY CORP.

By:	/s/ Xuesong Song
Xuesong Song,
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Xuesong Song	Chairman and Chief Executive Officer	July 24, 2019
Xuesong Song	(Principal Executive Officer)

/s/ Jie Yu	Chief Financial Officer	July 24, 2019
Jie Yu	(Principal Financial Officer)

*	Director	July 24, 2019
Kegang Peng

*	Director	July 24, 2019
Jin Shi

*	Director	July 24, 2019
Chuang Tao

*	Director	July 24, 2019
Dennis Galgano

*	Director	July 24, 2019
Jiming Ha

*	Director	July 24, 2019
Zhihao Xu

*By:	/s/ Jie Yu
as Attorney in Fact